Exhibit 99 Certifications                                            EXHIBIT 99


WRITTEN STATEMENT BY THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER REGARDING PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

1. Michael A. Woodhouse, chief executive officer and Lawrence E. White, chief financial officer, each certify that:

(a) The Quarterly Report on Form 10-Q ("periodic report") of CBRL Group, Inc. (the "issuer"), for the quarter ended November 1, 2002, as filed with the Securities and Exchange Commission on the date of this certificate, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b) the information contained in that periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

2. This statement is provided pursuant to the requirements of Section 906 of the Sarbanes - Oxley Act of 2002, codified as Section 1350 of Chapter 63 of Title 18 USC.


Date: December 5, 2002                By: /s/ Michael A. Woodhouse
                                          ------------------------
                                          Michael A. Woodhouse,
                                          President and Chief Executive Officer

                                      By: /s/ Lawrence E. White
                                          ------------------------
                                          Lawrence E. White,
                                          Senior Vice President, Finance and
                                            Chief Financial Officer